UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 22, 2026, Telomir Pharmaceuticals, Inc. (the “Company”) completed its acquisition of TELI Pharmaceuticals, Inc. (“TELI”) pursuant to the previously announced merger agreement (the “Transaction”). The Transaction was previously approved by the Company’s shareholders during the Company’s annual shareholders meeting on March 23, 2026. At closing, the Company acquired 100% of TELI in exchange for a total of 34,389,710 restricted shares of the Company’s common stock, no par value issued to TELI’s former shareholders (the “Shares”). The number of shares issued was determined based on an exchange ratio derived from independent third-party valuations of both companies.

As a condition to closing, Bayshore Trust, a shareholder of TELI, contributed $1 million at closing to the Company. Additionally, Bayshore Trust entered into an option to pay up to $4 million to acquire shares of the Company upon the Company’s completion of certain milestones, including upon the U.S. Food and Drug Administration’s acceptance of an Investigational New Drug application for Telomir-1 and the initiation of a Phase 1/2 clinical study for Telomir-1 (the “Commitment Agreement”). A complete copy of the Commitment Agreement is attached hereto as Exhibit 10.1 of this Form 8-K.

The Transaction establishes Telomir as the sole holder of the global rights of Telomir-1 (Telomir-Zn), consolidating worldwide rights under a single corporate structure. The Transaction eliminates prior geographic fragmentation of the Telomir-1 (Telomir-Zn) platform and provides the Company with full control over development and potential commercialization across major international markets. Prior to the transaction, North American and international rights were held separately.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 above is incorporated herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein. The Shares were issued in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Commitment Agreement, dated April 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: April 24, 2026	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer